SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 14, 2010
Century Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-15752 (Commission File No.)	04-2498617 (IRS Employer Identification No.)

400 Mystic Avenue Medford, MA (Address of principal executive offices)		02155 (Zip Code)
(781) 391-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 11, 2010, the Board of Directors of Century Bancorp, Inc. and the Board of Directors of Century Bank and Trust Company voted to accept the voluntary resignation of Co-President and Co-CEO Jonathan G. Sloane, effective May 10, 2010, and to enter into a separation agreement with Jonathan G. Sloane. In addition, Jonathan G. Sloane has resigned as a member of the Boards of Directors of Century Bancorp, Inc. and Century Bank and Trust Company effective May 10, 2010. Under the terms of the separation agreement, Mr. Sloane will continue to receive his base salary and health insurance benefits for two years. The separation agreement is included in the filing as Exhibit 99.1 and incorporated herein by reference.
     On May 11, 2010, it was also voted that Barry R. Sloane’s titles at Century Bancorp, Inc. and Century Bank and Trust Company will be changed from Co-President to President and from Co-Chief Executive Officer to Chief Executive Officer, though it is not contemplated that his roles or responsibilities will change.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	Separation Agreement dated May 11, 2010.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.
/s/ William P. Hornby
William P. Hornby
Dated: May 14, 2010	Chief Financial Officer and Treasurer